UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

HERON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 25, 2014, Heron Therapeutics, Inc. (“We,” “Heron Therapeutics” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters (the “Underwriters”), pursuant to which we agreed to issue and sell an aggregate of (i) 4,500,000 shares of our common stock (the “Shares”) and (ii) pre-funded warrants to purchase 600,000 shares of our common stock (the “Pre-Funded Warrants”) to the Underwriters (the “Offering”). The Pre-Funded Warrants will be exercisable at an exercise price of $0.01 per share and will expire seven years from the date of issuance. The Shares will be sold at a public offering price of $11.75 per Share, and will be purchased by the Underwriters from us at a price of $11.045 per Share. The Pre-Funded Warrants will be sold at a public offering price of $11.74 per Pre-Funded Warrant, which represents the per share public offering price for the common stock less the $0.01 per share exercise price for each such Pre-Funded Warrant, and will be purchased by the Underwriters from us at a price of $11.035 per Pre-Funded Warrant. Under the terms of the Underwriting Agreement, we granted the Underwriters an option for 30 days to purchase up to an additional 675,000 shares of our common stock.

We estimate that net proceeds we will receive from the Offering will be approximately $56.1 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the option to purchase additional shares.

The Offering is being made pursuant to Heron Therapeutics’ effective registration statement on Form S-3 (Registration No. 333-195928), which was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective, and a prospectus supplement filed with the SEC. The Offering was not registered under any state blue sky laws.

We expect the Offering to close on or about June 30, 2014, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated June 25, 2014, between Heron Therapeutics, Inc. and Jefferies LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON THERAPEUTICS, INC.

Date: June 27, 2014	By:	/s/ Brian G. Drazba
Brian G. Drazba
Vice President, Finance and Chief Financial Officer